Exhibit 99.1

FOR IMMEDIATE RELEASE

TTM Announces Completion of its Debt Refinancing

COSTA MESA, CA – September 28, 2017—TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) announced today the completion of its previously announced debt refinancing, which included the closing of its private placement (the “Offering”) of $375 million in aggregate principal amount of its 5.625% senior notes due 2025 (the “Notes”) and the syndication of a $350 million senior secured term loan that matures in September 2024 (the “New Term Loan Facility”).

TTM used the proceeds of the Offering, together with borrowings from its New Term Loan Facility, to refinance the full amount of indebtedness outstanding under TTM’s previous term loan facility and repay a portion of the amounts outstanding under TTM’s U.S. senior secured revolving credit facility, as well as to pay related fees and expenses.

Under the New Term Loan Facility, TTM successfully priced $350 million of new U.S. dollar-denominated Term B Loans at an interest rate of LIBOR + 2.50%, which priced 175 basis points lower than its previous Term B Loans issued in September 2016. The new Term B Loans were issued with a 0.5% original issue discount. The capital structure resulting from the Offering and New Term Loan Facility is expected to result in estimated annual cash interest savings of approximately $3.5 million, based on today’s LIBOR rate, as well as more flexibility as a result of more favorable terms for use of cash. Annual non-cash interest expense will increase approximately $1.1 million. In conjunction with this transaction, TTM will record, in the third quarter, non-cash expense of $0.8 million for the write off of debt issuance costs associated with the Term B Loans issued in September 2016.

The Notes and related guarantees were offered and sold in a private placement, solely to persons believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign security laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-looking Statements

This release contains forward-looking statements that relate to future events. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake

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to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the Notes, the New Term Loan Facility, and potential changes in market conditions constitute forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

IR Contact

Sameer Desai

Senior Director, Corporate Development & Investor Relations

sameer.desai@ttmtech.com

714-327-3050

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